Exhibit 5.4

Advocaten
Notarissen
Belastingadviseurs

5th Floor East Wing
10 King William Street
London EC4N 7TW

T +44 20 7337 3510
Diageo Finance B.V.	F +44 20 7337 3520
Molenwerf 10
1014 BG Amsterdam
The Netherlands

Date 15 September 2008		Niek Biegman
Advocaat
Our ref.	M5261357/1/91003059	T +44 20 7337 3511 (direct)
T +44 20 7337 3518 (secretary)

Shelf registration under the United States Securities Act of 1933, as amended,
of guaranteed debt securities

Dear Sirs,

1.                                               Introduction

I have acted as Dutch legal adviser (advocaat) to Diageo Finance B.V., with corporate seat in Amsterdam, (the “Company”) in connection with the filing of a prospectus dated  15 September 2008 (the “Prospectus”), including the terms and conditions of the Debt Securities (as defined below) (the “Terms and Conditions”) and included in the registration statement (the “Registration Statement”) on Form F-3 as filed with the US Securities and Exchange Commission (“SEC”) with respect to a shelf registration by the Company, Diageo Capital plc, Diageo Investment Corporation and Diageo plc (the “Guarantor”) of (i) debt securities which may be issued by the Company (the “Dutch Debt Securities”), Diageo Capital plc, or Diageo Investment Corporation and which are stated to be guaranteed as to payment of principal, premium (if any) and interest by the Guarantor, (ii) debt securities which may be issued by the Guarantor (together with the debt securities referred to in (i), the “Debt Securities”), and (iii) warrants, purchase contracts, units, preference shares and ordinary shares which may be issued by the Guarantor (collectively, together with the Debt Securities, the “Securities”).

De Brauw Blackstone Westbroek London is a branch of De Brauw Blackstone Westbroek London B.V., registered with the Commercial Register in The Hague, The Netherlands under no. 27172367; registered with the Companies Register in England & Wales under Branch number BR4545.

2                                                  Dutch Law

This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

3                                                  Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1                                        A photocopy of a conformed copy of an indenture dated as of 8 December 2003 between the Company, the Guarantor and Citibank as trustee (the “Indenture”), including:

•          the form of global security (the “Global Security”);

•          the form of reverse Global Security;

•          the form of registered security (the “Registered Security”);

•          the form of reverse Registered Security;

•          the form of bearer security (the “Bearer Security”);

•          the form of reverse Bearer Security;

•          the form of coupon (the “Coupons”);

•          the form of guarantee from the Guarantor.

3.2                                        A print of an e-mailed copy received by me on 12 September 2008 of the Prospectus.

3.3                                        A faxed copy of a notarial copy of the Company’s deed of incorporation containing its articles of association as filed with the chamber of commerce and industry for Amsterdam (the “Chamber of Commerce”).

3.4                                        A faxed copy of a trade register extract regarding the Company provided by the Chamber of Commerce and dated 8 September 2008.

3.5                                        A photocopy of the minutes of a meeting of the Company’s managing board (directie) held on 7 November 2003.

3.6                                        A photocopy of the minutes of a meeting of the Company’s managing board (directie) held on 12 September 2008.

3.7                                        A photocopy of a written resolution of Guinness Distillers & Vintners Amsterdam B.V. in its stated capacity as the Company’s sole shareholder dated 20 November 2003.

3.8                                        A photocopy of a written confirmation of the Company’s sole shareholder Diageo Brands B.V. dated 12 September 2008.

In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

3.9                                        Confirmation from the Chamber of Commerce that the trade register extract referred to in this paragraph 3 is up to date.

3.10                                 Confirmation from the office of the bankruptcy division (faillissementsgriffie) of (i) the Amsterdam district court and (ii) the district court of The Hague that the Company is not registered as having been declared bankrupt or granted suspension of payments.

My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4                                                  Assumptions

                                                         For the purpose of this opinion, I have made the following assumptions:

4.1                                        All copy documents conform to the originals and all originals are genuine and complete.

4.2                                        Each signature is the genuine signature of the individual concerned.

4.3                                        Any minutes and extracts from minutes referred to in paragraph 3 are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those minutes and any written resolutions referred to in paragraph 3 were validly passed and remain in full force and effect without modification. Any confirmation referred to in paragraph 3 is true.

4.4                                        There is no works council whose advice on the Company’s entry into the Indenture or issue of Dutch Debt Securities must be sought pursuant to the Works Councils Act (Wet op de ondernemingsraden).

4.5                                        The Dutch Debt Securities have been or will have been issued in the form referred to in paragraph 3 and the terms and conditions governing the Dutch Debt Securities conform to the Terms and Conditions in all material respects.

4.6                                        The Registration Statement (including the Prospectus) and the Indenture have been filed or will have been filed with the SEC and the Dutch Debt Securities will have been issued in the form referred to in paragraph 3.

4.7                                        The Indenture is within the capacity and powers of, and has been validly authorised and entered into by, each party other than the Company and the Dutch Debt Securities have been or will have been validly authenticated in accordance with the Indenture.

4.8                                        The Dutch Debt Securities have been or will have been signed on behalf of the Company, manually or, with the approval of the managing directors concerned, in facsimile by two of its managing directors, acting jointly.

4.9                                        There are no dealings between the parties which affect the Indenture or the Dutch Debt Securities.

4.10                                 The Dutch Debt Securities have been, are and will be offered in the Netherlands only in accordance with the Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”).

4.11                                 At the time of the agreement to issue Dutch Debt Securities, no party possessed knowledge (voorwetenschap) of any fact in respect of the Company or the trade in the Dutch Debt Securities which (i) has not been publicly disclosed and (ii) which, if disclosed, might reasonably be expected to affect the trading price of the Dutch Debt Securities, irrespective of whether the price would move up or down.

4.12                                 None of the Dutch Debt Securities qualify as game or wager (spel en weddingschap) within the meaning of Section 7A:1825 Civil Code (Burgerlijk Wetboek, “CC”) and no issue of Dutch Debt Securities falls within the scope of the Games of Chance Act (Wet op de kansspelen).

4.13                                 The Company complies with Section 3:2 FMSA and therefore does not require a banking licence pursuant to that Act.

4.14                                 The Indenture and each transaction entered into pursuant to it have been entered into on an arm’s length basis.

5                                                  Opinion

Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1                                        The Company has been incorporated and is existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law.

5.2                                        The Company has the corporate power to enter into and perform the Indenture and to issue and perform the Dutch Debt Securities.

5.3                                        The Company has taken all necessary corporate action to authorise its entry into and performance of the Indenture.

5.4                                        The entry into and performance of the Indenture, and the issue and performance of the Dutch Debt Securities, by the Company do not violate Dutch law or the articles of association of the Company.

5.5                                        The choice of New York law as the governing law of the Indenture and the Dutch Debt Securities is recognised under Dutch law by the Dutch courts (provided that the choice of New York law as the law of the Indenture and the Dutch Debt Securities is recognised under New York law as valid and binding), and accordingly under Dutch law (i) New York law determines the validity and binding effect of the Indenture and the Dutch Debt Securities and (ii) the Dutch courts are legally bound to apply New York law to the Indenture and the Dutch Debt Securities and to determine the validity and binding nature of the Indenture and the Dutch Debt Securities by so applying New York law.

5.6                                        A judgment rendered by a court in the State of New York will not be recognised and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a court in the State of New York (the “foreign court”) which is enforceable in the State of New York (the “foreign judgment”) and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the foreign court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

5.7                                        The statements in the Prospectus under the heading “Taxation – Netherlands taxation” and “Enforceability of certain Civil Liabilities”, to the extent that they are statements as to Dutch law, are correct.

6                                                  Qualifications

                                                         This opinion is subject to the following qualifications:

6.1                                        This opinion is subject to any limitations arising from bankruptcy, insolvency,

liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2                                        With respect to opinion paragraph 5.5 only: under Dutch law, notwithstanding the recognition of New York law as the governing law of the Indenture and the Dutch Debt Securities:

•                  effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Indenture and those Dutch Debt Securities;

•                  Dutch law will be applied insofar as it is mandatory irrespective of the governing law of the Indenture and those Dutch Debt Securities;

•                  the application of New York law may be refused if it is manifestly incompatible with Dutch public policy;

•                  regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3                                        The enforcement in a Dutch court of the Indenture, of the Dutch Debt Securities and of foreign judgments is subject to Dutch rules of civil procedure.

6.4                                        To the extent that Dutch law applies, a provision to the effect that the holder of a Dutch Debt Security may be treated as its absolute owner may not be enforceable under all circumstances.

6.5                                        To the extent that Dutch law applies, title to a Dutch Debt Security may not pass if (i) the Dutch Debt Security is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Dutch Debt Security or (iii) the transfer of title is not effected pursuant to a valid title of transfer (geldige titel).

6.6                                        To the extent that the Terms and Conditions are general conditions within the meaning of Section 6:231 Civil Code (Burgerlijk Wetboek, “CC”), a holder of a Dutch Debt Security may nullify (vernietigen) a provision therein if (i) the Company has not offered the holder a reasonable opportunity to examine the Terms and Conditions or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Dutch Debt Security is a natural person not acting in the conduct of a profession or trade. The provisions in clauses 106, 802 and 803 of the Indenture might fall within the scope of Section 6:236 CC.

6.7                                        To the extent Dutch law applies, provisions in the Indenture to the effect that in any proceedings initiated by the Trustee, the Trustee shall be held to represent all the Holders (as defined in the Indenture) of the Securities (as defined in the Indenture) to which such proceedings relate, and that it shall not be necessary to make any Holders of such Securities party to such proceedings, may not be enforceable.

6.8                                        Under Dutch law, the provisions in the Indenture to the effect that no Holder (as defined in the Indenture) of any Security (as defined in the Indenture) of any series or coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, the Guarantees (as defined in the Indenture), the Securities (as defined in the Indenture) or coupons or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless certain requirements set forth in the Indenture are met or have been met, may not be enforceable.

6.9                                        If a Dutch Debt Security has been signed on behalf of the Company (manually or in facsimile) by a person who is at the signing date, but ceases to be before the date of the Dutch Debt Security and its authentication and issue, a duly authorised representative of the Company, enforcement of the Dutch Debt Security in a Dutch court may require that the holder of the Dutch Debt Security submit a copy of the Indenture under which the Dutch Debt Security has been issued.

6.10                                 To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.11                                 In proceedings in a Dutch court for the enforcement of the Indenture, of the Dutch Debt Securities and of foreign judgments, the court may mitigate amounts due in respect of litigation and collection costs.

6.12                                 Under Dutch law any trust to which the Convention on the Law applicable to Trusts and their Recognition 1985 (the “Trust Convention”) applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.13                                 Bearer zero coupon notes and other Dutch Debt Securities which qualify as savings certificates as defined in the Savings Certificates Act (Wet inzake spaarbewijzen) may only be transferred or accepted through the intermediary of their issuer or a Member of Euronext Amsterdam N.V. and with due observance of the Savings Certificates Act (including registration requirements). However, no such intermediary services are required in respect of (i) the initial issue of those Dutch Debt Securities to the first holders thereof, (ii) any transfer and acceptance by individuals who do not act in the conduct of a profession or trade, and (iii) the transfer or acceptance of those Dutch Debt Securities, if they are physically issued outside the Netherlands and are not distributed in the Netherlands in the course of primary trading or immediately thereafter.

6.14                                 The trade register extract referred to in paragraph 3 does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.15                                 The confirmations from the office of the bankruptcy division referred to in paragraph 3 do not provide conclusive evidence that the Company has not been declared bankrupt or granted suspension of payments.

6.16                                 Except for paragraph 5.7, I do not express any opinion as to any taxation matters.

7                                                  Reliance

This opinion is solely for the purpose of the filing of the Prospectus with respect to the registration of the Dutch Debt Securities with the SEC pursuant to the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to De Brauw Blackstone Westbroek London B.V. under the headings “Enforceability of Certain Civil Liabilities”, “Taxation”, and “Validity of the Securities” in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the US Securities Act, or the rules or regulations of the SEC promulgated thereunder.

Yours faithfully,

/s/ Niek Biegman
Niek Biegman for De Brauw Blackstone Westbroek London B.V.